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EXHIBIT 10.14

Manufacturing Services Agreement

January 1, 2003

**
Certain portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The pages on which such omissions appear contain a legend to such effect.

EXHIBIT 10.14

Table of Contents

ARTICLE 1	1
INTERPRETATION	1
1.1 Definitions	1
1.2 Currency	4
1.3 Sections and Headings	4
1.4 Singular Terms	4
1.5 Schedules	5
ARTICLE 2	5
PATHEON'S MANUFACTURING RESPONSIBILITIES	5
2.1 Manufacturing Services	5
2.2 Standard of Performance	6
ARTICLE 3	6
CEPHALON'S OBLIGATIONS	6
3.1 Payment	6
3.2 Active Materials	6
ARTICLE 4	7
CONVERSION FEES AND COMPONENT COSTS	7
4.1 Fees and Component Costs	7
4.2 Adjustments to Current Year's Pricing	7
4.3 Adjustments to Subsequent Year's Pricing	8
4.4 Adjustments Due to Technical Changes	9
ARTICLE 5	9
ORDERS, DELIVERY, INVOICING, PAYMENT, PRODUCT DEFICIENCIES	9
5.1 Market Outlook	9
5.2 Orders and Forecasts	9
5.3 Reliance by Patheon	10
5.4 Minimum Orders	11
5.5 Shipments	11
5.6 Invoices and Payment	11
5.7 Product Deficiencies	11
ARTICLE 6	12
CO-OPERATION	12
6.1 Quarterly Review	12
6.2 Product Recalls and Returns	12
6.3 Customer Questions and Complaints	13
6.4 Governmental Agencies	13
6.5 Records and Accounting by Patheon	13
6.6 Inspection	14
6.7 Access	14
6.8 Reports	14
6.9 Validation	14
6.10 Quality Compliance	14
6.11 Batch Records	15
ARTICLE 7	15
TERM AND TERMINATION	15
7.1 Initial Term	15

i

7.2 Termination for Cause	15
7.3 Product Discontinuation	16
7.4 Obligations on Termination	16
ARTICLE 8	16
REPRESENTATIONS, WARRANTIES AND COVENANTS	16
8.1 Authority	16
8.2 General	17
8.3 Non-Infringement	17
8.4 Debarred Persons	18
8.5 Permits	18
8.6 Compliance with Laws	18
ARTICLE 9	18
REMEDIES AND INDEMNITIES	18
9.1 Consequential Damages	18
9.2 Limitation of Liability	18
9.3 Patheon	19
9.4 Cephalon	19
9.5 Reasonable Allocation of Risk	20
ARTICLE 10	20
CONFIDENTIALITY	20
10.1 Disclosure	20
10.2 Use of Information	20
10.3 Exceptions	20
10.4 Designation of Confidentiality	21
ARTICLE 11	21
DISPUTE RESOLUTION	21
11.1 Commercial Disputes	21
11.2 Technical Dispute Resolution	21
ARTICLE 12	23
TRADEMARKS	23
12.1 Trademarks	22
ARTICLE 13	22
MISCELLANEOUS	22
13.1 Intellectual Property	22
13.2 Insurance	22
13.3 Independent Contractors	23
13.4 No Waiver	23
13.5 Assignment	23
13.6 Force Majeure	23
13.7 Additional Product	24
13.8 Notices	24
13.9 Severability	24
13.10 Entire Agreement	25
13.11 No Third Party Benefit or Right	25
13.12 Execution in Counterparts	25
13.13 Governing Law	26

ii

MANUFACTURING SERVICES AGREEMENT

         THIS AGREEMENT made as of the    •     day of January 1, 2003

B E T W E E N:

      PATHEON INC.,
      a corporation existing under the laws of Canada,
      (hereinafter referred to as "      Patheon"),

      —and—

      CEPHALON, INC.,
      a corporation existing under the laws of the State of Delaware, USA,
      (hereinafter referred to as "      Cephalon").

        THIS AGREEMENT WITNESSES THAT in consideration of the rights conferred and the obligations assumed herein, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), and intending to be legally bound the parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1   Definitions.

        The following terms shall, unless the context otherwise requires, have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

    "Active Materials" means the materials listed on Schedule C hereto;

    "Active Materials Value" means the value to be attributed to the Active Materials for certain purposes of this Agreement, and Patheon's maximum liability for the replacement cost of the Active Materials, as set out in Schedule D hereto;

    "Affiliate" means:

  (a)
  a business entity which owns, directly or indirectly, a controlling interest in a party to this Agreement, by stock ownership or otherwise; or

  (b)
  a business entity which is owned by a party to this Agreement, either directly or indirectly, by stock ownership or otherwise; or

  (c)
  a business entity, the majority ownership of which is directly or indirectly common to the majority ownership of a party to this Agreement;

    "Adverse Experience" means any unfavourable and unintended change in the structure, function, or chemistry of the body temporally associated with any use of the Products or a derivative thereof, whether or not the adverse experience is considered to be related to the use of the Products, including but not limited to any of the following: an unexpected side effect, injury, toxicity or sensitivity reaction, which may include an experience of unexpected frequency or severity; an adverse experience occurring in the course of the use of a drug product in professional practice; an adverse experience occurring in clinical studies; an adverse experience occurring from drug overdose, whether accidental or intentional; an adverse experience occurring from drug abuse; an adverse experience occurring from drug withdrawal; or any significant failure of expected pharmacological action.

    "Business Day" means a day other than a Saturday, Sunday or a day that is a statutory holiday in the Province of Ontario, Canada and the State of Pennsylvania;

    "cGMPs" means current good manufacturing practices as described in:

  (a)
  Division 2 of Part C of the Food and Drug Regulations (Canada);

  (b)
  Parts 210 and 211 of Title 21 of the United States' Code of Federal Regulations; and

  (c)
  EC Directive 91/356/EEC,

    together with the latest TPD, FDA and EMEA guidance documents pertaining to manufacturing and quality control practice, all as updated, amended and revised from time to time;

    "Cephalon's Technical Information" means the file, for each Product, which is provided by Cephalon to Patheon and which contains documents relating to such Product, including, without limitation:

  (a)
  a detailed description of each Product, including its physical and chemical characteristics and stability;

  (b)
  manufacturing and packaging directions;

  (c)
  shipping and storage requirements;

  (d)
  protocols for validating processes or equipment to produce Products;

  (e)
  quality control and quality assurance procedures for sampling, testing, documenting and releasing Active Materials, Components and in-process and finished Product;

  (f)
  procedures for testing the stability of the Product; and

  (g)
  all environmental, health and safety information relating to the Product including material safety data sheets, incident reports, risk analyses, health concerns, preventative measures and procedures for waste disposal, all as updated, amended and revised from time to time by Cephalon in accordance with the terms of the Agreement;

    "Cephalon's Trademarks" shall mean PROVIGIL® as well as any other trademark owned or sued by Cephalon in connection with the Products, including without limitation those trademarks listed in Schedule H.

    "Commencement Date" means January 1, 2003;

    "Components" means, collectively, all packaging components, raw materials and ingredients (including labels, product inserts and other labelling for the Products), required to be used in order to produce the Products in accordance with Cephalon's Technical Information, other than the Active Materials;

    "Confidential Information" means a party's technology, data, know-how or information whether written or oral, technical or non-technical, including financial statements, reports, pricing, trade secrets, secret processes, formulas, customer data (including customer lists), and the like, that is disclosed to the other party;

    "Deficiency Notice" shall have the meaning ascribed thereto in Section 5.7(a);

    "EMEA" means the European Medicine Evaluation Agency;

    "FCA" means free carrier, as that term is defined in INCOTERMS 2000;

    "FDA" means the United States government department known as the Food and Drug Administration;

    "Firm Orders" has the meaning specified in Section 5.2(b);

    "Intellectual Property" includes, without limitation, rights in patents, patent applications, formulae, trade-marks, trade-mark applications, trade-names, confidential information, trade secrets, inventions, copyright, industrial designs, know-how and, with respect to Cephalon, Cephalon's Technical Information;

    "Inventory" means all inventories of Components and work-in-process produced or held by Patheon in connection with the manufacture of the Products but, for greater certainty, does not include the Active Materials;

    "Manufacturing Services" means the manufacturing, quality control, quality assurance and stability testing, packaging and related services, as contemplated in this Agreement, required to produce Products from Active Materials and Components;

    "Patheon Manufacturing Responsibilities" has the meaning specified in Section 2.2;

    "Products" means the products listed on Schedule A hereto;

    "Technical Agreement" means the agreement to be entered into between the parties hereto setting out the quality assurance standards to be applicable to the Manufacturing Services provided by Patheon, which agreement attached hereto as Schedule G;

    "Technical Dispute" has the meaning specified in Section 11.2;

    "Third Party Rights" means the Intellectual Property of any third party;

    "TPD" means the Canadian government department known as the Therapeutic Products Directorate; and

    "Year" means the twelve-month period commencing, in the case of the first Year of this Agreement, on the Commencement Date, and thereafter commencing upon completion of the immediately preceding Year.

1.2   Currency.

        Unless otherwise indicated, all monetary amounts are expressed in this Agreement in the lawful currency of the United States of America.

1.3   Sections and Headings.

        The division of this Agreement into Articles, sections, subsections and Schedules and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a Section or Schedule refers to the specified Section or Schedule to this Agreement. In this Agreement, the terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and not to any particular part, Section, Schedule or the provision hereof.

1.4   Singular Terms.

        Except as otherwise expressly provided herein or unless the context otherwise requires, all references to the singular shall include the plural and vice versa.

1.5   Schedules.

        The following Schedules are attached to, incorporated in and form part of this Agreement:

Schedule A	—	Products, Minimum Run Quantity, Minimum Annual Volume and Fees
Schedule B	—	Stability Testing Fees
Schedule C	—	Active Materials
Schedule D	—	Active Materials Value
Schedule E	—	Batch Numbering and Expiration Dates
Schedule F	—	Technical Dispute Resolution
Schedule G	—	Technical Agreement
Schedule H	—	Cephalon's Trademarks

ARTICLE 2
PATHEON'S MANUFACTURING RESPONSIBILITIES

2.1   Manufacturing Services.

        Patheon shall provide the Manufacturing Services in North America for the fees specified in Schedules A and B in order to produce Products for Cephalon. In providing the Manufacturing Services:

  (a)
  Conversion of Active Materials and Components. Patheon shall convert Active Materials and Components into Products.

  (b)
  Quality Control and Quality Assurance. Patheon shall perform the quality control and quality assurance testing specified in the Technical Agreement. Each time Patheon ships Products to Cephalon, it shall provide Cephalon with a certificate of analysis that sets out the test results for each batch of Products, and that certifies that such batch has been evaluated by Patheon's Quality Control/Quality Assurance department and that the Products comply with Cephalon's Technical Information;

  (c)
  Components. Patheon shall purchase and test all Components (with the exception of those that are supplied by Cephalon) at Patheon's expense or as otherwise specified by Cephalon's Technical Information;

  (d)
  Stability Testing. Patheon shall conduct stability testing on the Products in accordance with the protocols set out in Cephalon's Technical Information for the separate fees specified in Schedule B. Patheon shall not make any changes to these testing protocols without prior written approval from Cephalon. In the event that any batch of Products fails stability testing, Patheon and Cephalon shall jointly determine the proceedings and methods to be undertaken to investigate the causes of such failure, including which party shall bear the cost of such investigation, provided that Patheon shall not be liable for any such costs unless there has been a failure by it to provide the Manufacturing Services in accordance with the Patheon Manufacturing Responsibilities. Patheon will provide any and all data and results relating to the stability testing upon request by Cephalon; and

  (e)
  Packaging. Patheon shall package the Products with labels, product inserts and other packaging as set out in Cephalon's Technical Information. In addition, Patheon shall make arrangements for and implement the imprinting of batch numbers and expiration dates for each Product shipped. Such batch numbers and expiration dates shall be affixed on the Products and on the shipping carton of each Product as outlined in Cephalon's Technical

  Information and as required by cGMPs. The system used by Patheon for batch numbering and expiration dates is detailed in Schedule E hereto. Cephalon may, in its sole discretion, make changes to labels, product inserts and other packaging for the Products, which changes shall be submitted by Cephalon to all applicable governmental agencies and other third parties responsible for the approval of the Products. Patheon's name shall not appear on the label nor anywhere else on the Products unless required by a governmental authority or applicable laws or regulations.

2.2   Standard of Performance.

        Patheon shall provide the Manufacturing Services in accordance with Cephalon's Technical Information and cGMPs. Patheon's responsibilities and obligations with respect to the provision of the Manufacturing Services as set forth in this Article 2 are hereinafter referred to as the "Patheon Manufacturing Responsibilities".

ARTICLE 3
CEPHALON'S OBLIGATIONS

3.1   Payment.

        Pursuant to the terms of this Agreement, Cephalon shall pay Patheon for the provision of the Manufacturing Services according to the fees specified in Schedules A and B hereto (such fees being subject to adjustment in accordance with the terms hereof).

3.2   Active Materials.

        Cephalon shall, at its sole cost and expense, deliver the Active Materials to Patheon in sufficient quantities and at such times to facilitate the provision of the Manufacturing Services by Patheon, which Active Materials shall be held by Patheon on behalf of Cephalon on the terms and subject to the conditions herein contained. The parties acknowledge and agree that title to the Active Materials shall at all times belong to and remain the property of Cephalon. Patheon agrees that any Active Materials received by it shall only be used by Patheon to provide the Manufacturing Services. Patheon's liability with respect to any lost or damaged Active Materials shall be as set forth in Section 9.2.

ARTICLE 4
CONVERSION FEES AND COMPONENT COSTS

4.1   Fees and Component Costs.

        The fees for the Manufacturing Services (which fees include Component Costs) listed in Schedules A and B are intended by the parties to be fixed for the first year of this Agreement, subject to the amendments to such fees provided for in this Article 4.

4.2   Adjustments to Current Year's Pricing.

        During any Year of this Agreement, the fees set out in Schedule A shall be subject to adjustment in accordance with the following:

  (a)
  Volume Reduction. If at any time and from time to time Patheon determines, acting reasonably and based on the forecasts and Firm Orders received from Cephalon, that the current yearly run-rate volumes (including, without limitation, any permanent reductions in volumes) relating to a specific Product will constitute no more than [**] of the minimum annual volume for that Product specified in Schedule A hereto or, if applicable, any revised minimum annual volume hereinafter agreed to by the parties, then Patheon shall be entitled to request an adjustment to the fee for Manufacturing Services in respect of that Product to reflect the increased costs that Patheon will incur as a result of the reduced volumes;

**
Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

  (b)
  Component Costs. If at any time market conditions result in Patheon's cost of Components being greater than normal forecasted increases, then Patheon shall be entitled to request an adjustment to the fee for Manufacturing Services in respect of any affected Product to compensate it for such increased Component costs. For the purposes of this Section 4.2(b), changes greater than normal forecasted increases shall be considered to have occurred if (i) the cost of a Component is more than [**] greater than the cost for that Component upon which the fee quote was based or (ii) the aggregate cost for all Components required to manufacture a Product is more than [**]of the total Component costs for such Product upon which the fee quote was based. To the extent that Manufacturing Services fees have been previously adjusted pursuant to this Section 4.2(b) to reflect an increase in the cost of one or more Components, the adjustments provided for in (i) and (ii) above shall operate based on the costs attributed to such Component (or Components) at the time the last of such adjustments were made;In connection with a fee adjustment request pursuant to this Section 4.2, Patheon shall deliver to Cephalon a revised Schedule A and such budgetary pricing information, adjusted Component costs or other documentation sufficient to demonstrate that a fee adjustment is justified. Upon delivery of such a request, each of Cephalon and Patheon shall forthwith use all reasonable efforts to agree on a revised fee for the Manufacturing Services in respect of each affected Product.

4.3   Adjustments to Subsequent Year's Pricing.

        The fees for the Manufacturing Services provided pursuant to the terms of this Agreement during any period following the first anniversary of this Agreement shall be determined in accordance with the following:

  (a)
  Manufacturing Costs. On each yearly anniversary of this Agreement, Patheon shall be entitled to request an adjustment to the fees for Component costs and Manufacturing Services fees in respect of the Products for increase in manufacturing costs based on the increases in the Industrial Product Price Index, Pharmaceuticals, No. V157093 and the Consumer Price Index, published by Statistics Canada in respect of the immediately prior Year;

  (b)
  Annual Forecast. At least ninety days prior to the end of the each Year of this Agreement, Cephalon shall provide Patheon a yearly volume projection. To the extent that Patheon determines that the projections contained in that yearly volume forecast necessitate that an adjustment be made to the fee for Component costs and Manufacturing Services fees in respect of any Product for such Year, Patheon shall, within thirty days of receipt by Patheon of the yearly forecast, be entitled to request an appropriate price adjustment.

  (c)
  Pricing Basis. Cephalon acknowledges that the fee for Manufacturing Services in respect of a Product in any Year is quoted based upon the minimum run quantity and estimated annual volume per Product specified in Schedule A or thereafter specified in the forecast provided pursuant to Section 4.3(b) for the Year and is subject to change if the specified minimum run quantity and estimated annual volume is not met. For greater certainty, if Patheon and Cephalon agree that the minimum run quantity in respect of a Product shall be reduced whether as a result of a decrease in estimated annual volume or otherwise and, as a result of such reduction, Patheon's costs relating to such Product increase on a per unit basis, then Patheon shall be entitled to an increase in the fee for Manufacturing Services in respect of such Product by an amount sufficient to absorb such increase.

        In connection with a fee adjustment request pursuant to this Section 4.3, Patheon shall deliver to Cephalon a revised Schedule A and such budgetary pricing information, adjusted Component costs or other documentation sufficient to demonstrate that a fee adjustment is justified. Upon delivery of such a request, each of Cephalon and Patheon shall forthwith use all reasonable efforts to agree on a revised fee for the Manufacturing Services in respect of each affected Product.

**
Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

4.4   Adjustments Due to Technical Changes.

        Amendments to Cephalon's Technical Information or the Technical Agreement requested by Cephalon will only be implemented following a technical and cost review by Patheon and are subject to Cephalon and Patheon reaching agreement as to revisions, if any, to the fees specified in Schedules A or B necessitated by any such amendment. If Cephalon accepts a proposed fee change, the proposed change in Cephalon's Technical Information shall be implemented, and the fee change shall become effective only with respect to those orders of Products that are manufactured in accordance with the revised Cephalon's Technical Information. In addition, Cephalon agrees to purchase, at Patheon's cost, all Inventory utilized under the "old" Cephalon's Technical Information and purchased or maintained by Patheon in order to fill Firm Orders or in accordance with Section 5.3, to the extent that such Inventory can no longer be utilized under the revised Cephalon's Technical Information. Open purchase orders for Components no longer required under any revised Client's Technical Information that were placed by Patheon with suppliers in order to fill Firm Orders or in accordance with Section 5.3 shall be cancelled where possible, and where such orders are not subject to cancellation without penalty, shall be assigned to and satisfied by Cephalon.

4.5
Multi-Country Pricing. The pricing set forth in Schedule A of this Agreement is for Product intended for sale and distribution in the United States of America. If Cephalon decides that it wishes to have Patheon manufacture the Product for countries in addition to the United States of America, the Cephalon shall inform Patheon of the packaging requirements needed for this new country market and Patheon shall prepare a quotation for consideration by Cephalon of the additional Component costs, if any, packaging fees and the change over fees for the Product destined for the new country market. The agreed additional packaging requirements and related packaging costs and change over fees shall be set out in a written amendment to this Agreement.

ARTICLE 5
ORDERS, DELIVERY, INVOICING, PAYMENT, PRODUCT DEFICIENCIES

5.1   Market Outlook.

        Cephalon acknowledges that for optimal production planning, Patheon requires an understanding of Cephalon's strategic vision for the Products in the market and agrees, to the extent that such information (including, if any, Cephalon's five-year market outlook studies) exists, to share such information with Patheon, provided that such information may not be relied upon by Patheon for any purpose and further provided that any information so provided shall be subject to the confidentiality provisions of Article 10.

5.2   Orders and Forecasts.

        Cephalon shall provide Patheon with the following:

  (a)
  concurrent with the execution of this Agreement, a written non-binding twelve (12) month forecast of the volume of each Product that Cephalon then anticipates will be required to be produced and delivered to Cephalon during that twelve (12) month period. Such forecast will be updated by Cephalon monthly on a rolling twelve (12) month basis and updated forthwith upon Cephalon determining that the volumes contemplated in the most recent of such forecasts has changed by more than twenty per cent; and

  (b)
  on or before the 20th day of each month, firm written orders ("Firm Orders") for the Products to be produced and delivered to Cephalon on a date not less than 12 weeks from the date that the Firm Order is submitted. Such Firm Orders submitted to Patheon shall specify Cephalon's purchase order number, quantities by Product type, monthly delivery schedule and any other elements necessary to ensure the timely production and delivery of the Products. The quantities of Products ordered in such written orders shall be firm and binding on Cephalon and shall not be subject to reduction.

  (c)
  on or before September 30 in each Year, a written non-binding three-year forecast (broken down by quarters for the second and third years of the forecast) of the volume of each Product Cephalon then anticipates will be required to be produced and delivered to Cephalon during the three-year period.

5.3   Reliance by Patheon.

        Cephalon understands and acknowledges that Patheon will rely on the Firm Orders submitted pursuant to Section 5.2(b) in ordering the Components required to meet such Firm Orders. In addition, Cephalon understands that to ensure an orderly supply of such Components and to achieve economies of scale in the costs therefor, it may be desirable for Patheon to purchase such Components in sufficient volumes to meet the production requirements for Products during part or all of the forecasted periods referred to in Section 5.2(a) or to meet the production requirements of any longer period agreed to by Patheon and Cephalon. Accordingly, Cephalon authorizes Patheon to purchase Components in order to satisfy the production requirements for Products for the first six months contemplated in the most recent forecast provided by Cephalon pursuant to Section 5.2(a), and agrees that Patheon may make such other purchases of Components to meet production requirements during such longer periods as may be agreed to in writing from time to time by Cephalon at the request of Patheon. If Components ordered by Patheon pursuant to Firm Orders or this Section 5.3 are not included in finished Products purchased by Cephalon within six months after the forecasted month in respect of which such purchases have been made (or such longer period as the parties may agree), Cephalon shall pay to Patheon its costs thereof and, in the event such Components are incorporated into Products subsequently purchased by Cephalon, Cephalon will receive credit for any costs of such Components previously paid to Patheon by Cephalon.

5.4   Minimum Orders.

        Cephalon may only order Products in multiples of the minimum run quantities set out in Schedule A.

5.5   Shipments.

        Shipments of Products shall be made FCA Patheon's shipping point. Such title as Patheon has in Products and risk of loss or of damage to Products shall remain with Patheon until Products are delivered to the carrier by Patheon for shipment at the FCA point at which time title and risk of loss or damage shall transfer to Cephalon. Patheon shall, in accordance with Cephalon's instructions and as agent for Cephalon, (i) arrange for shipping and insurance, including preparing and executing a packing list, Dangerous Goods Declaration and MSDS, with freight and insurance to be paid by Cephalon and (ii) at Cephalon's risk and expense, obtain any export licence or other official authorization and carry out all customs formalities necessary to export the Products. Cephalon may select the freight carrier used by Patheon to ship Products and may monitor Patheon's shipping and freight practices as they pertain to this Agreement. Products shall be transported in accordance with Cephalon's Technical Information.

5.6   Invoices and Payment.

        Except as otherwise provided in this Agreement, Patheon shall charge Cephalon for the Manufacturing Services only in respect of those Products that are shipped to Cephalon and shall submit to Cephalon, with each shipment of Products, an invoice covering such shipment. Patheon shall also provide Cephalon with an invoice covering any Inventory or Components which are to be purchased by Cephalon pursuant to the terms of this Agreement. Each such invoice shall, to the extent applicable, identify Cephalon purchase order number, Product numbers, names and quantities, unit price, freight charges and the total amount to be remitted by Cephalon. Cephalon shall pay all such invoices within thirty days of the receipt thereof.

5.7   Product Deficiencies.

  (a)
  Inspection. Cephalon shall inspect the Products manufactured by Patheon upon receipt thereof and, within 30 days of receipt of the Products and the certificates of analysis, and shall give Patheon written notice (a "Deficiency Notice") of all claims for Products that deviate from Patheon's Manufacturing Responsibilites. Latent defects shall be reported to Patheon within ten (10) days after Cephalon's discovery of same. Should Cephalon fail to provide Patheon with written notice of its acceptance or rejection of the delivery within the time periods specified above, then the delivery shall be deemed to have been accepted by Cephalon. Except as set out in Section 6.2, Patheon shall have no liability for any deviations for which it has not received notice within the periods specified above.

  (b)
  Determination of Deficiency. Upon receipt of a Deficiency Notice, Patheon shall have 10 days to advise Cephalon by notice in writing that it disagrees with the contents of such Deficiency Notice. If Cephalon and Patheon fail to agree within 10 days after Patheon's notice to Cephalon as to whether any Products identified in the Deficiency Notice deviate from Cephalon's Technical Information or cGMPs, or the Technical Agreement, then the parties shall mutually select an independent laboratory to evaluate if the Products deviate from Cephalon's Technical Information or cGMPs or the Technical Agreement. Such evaluation shall be binding on the parties, and if such evaluation certifies that any Products deviate from Patheon's Manufacturing Responsibilities, Cephalon may reject those Products in the manner contemplated by Section 5.7(c). If such evaluation does not so certify in respect of any such Products, then Cephalon shall be deemed to have accepted delivery of such Products on the fortieth day after delivery.

  (c)
  Product Rejection. Subject to the provisions of Sections 5.7(a) and 9.2(b), Cephalon has the right to reject and return, at the expense of Patheon, any portion of any shipment of Products that deviates from Cephalon's Technical Information or cGMPs, without invalidating any remainder of such shipment, to the extent that such deviation arises from Patheon's failure to provide the Manufacturing Services in accordance with the Patheon Manufacturing Responsibilities.

ARTICLE 6
CO-OPERATION

6.1   Quarterly Review.

        Each party shall forthwith upon execution of this Agreement appoint one of its employees to be a relationship manager responsible for liaison between the parties. The relationship managers shall meet not less than quarterly to review the current status of the business relationship and manage any issues that have arisen.

6.2   Product Recalls and Returns.

  (a)
  Product Recalls. Patheon and Cephalon shall each maintain records as may be necessary to permit a recall or a field correction of any Products delivered to Cephalon or customers of Cephalon, effected voluntarily or under a threat of, or a directive by, any governmental agency. Each party shall give notice within one Business Day by telephone (to be confirmed in writing) to the Director of Quality Control/Quality Assurance of the other party upon discovery that any Products should be recalled or corrected, or may be required to be recalled or corrected, and each party upon receiving any such notice or upon any such discovery, shall cease and desist from further shipments of such Products in its possession or control until a decision has been made whether a recall or some other corrective action is necessary. The decision to initiate a recall or to take some other corrective action, if any, shall be made and implemented by Cephalon. Patheon will co-operate as reasonably required by Cephalon, having regard to all applicable laws and regulations.

  (b)
  Product Returns. Cephalon shall have the responsibility for handling customer returns of the Products. Patheon shall provide Cephalon with such assistance as Cephalon may reasonably need to handle such returns.

  (c)
  Patheon's Responsibility. To the extent that a recall or return results from, or arises out of, a failure by Patheon to provide the Manufacturing Services in accordance with the Patheon Manufacturing Responsibilities, such recall or return shall be made at Patheon's cost and expense, and Patheon shall use its best efforts to replace the recalled or returned Products with new Products within 60 days from the date that Cephalon definitively notifies Patheon about the recalled or returned Products, contingent upon the receipt or availability from Cephalon of all Active Materials. Patheon's cost for such Active Materials shall be limited to the Active Materials Value thereof. In the event that Patheon is unable to replace the recalled Products within this 60-day period (except where such inability results from a failure to receive the required Active Materials), then Cephalon may request Patheon to reimburse Cephalon for the price that Cephalon paid to Patheon for manufacturing the affected Products. In all other circumstances, recalls, returns or other corrective actions shall be made at Cephalon's cost and expense.

6.3   Customer Questions and Complaints.

        Cephalon shall have the sole responsibility for responding to questions and complaints and Adverse Experiences from Cephalon's customers. Questions or complaints or Adverse Experiences received by Patheon from Cephalon's customers shall be referred to Cephalon within two (2) business days of receipt. Patheon shall co-operate as reasonably required to allow Cephalon to determine the cause of and resolve any customer questions and complaints and Adverse Experiences. Such assistance shall include follow-up investigations, including testing. In addition, within 10 days from the date of request, Patheon shall provide Cephalon with all necessary information that will enable Cephalon to respond properly to questions or complaints or Adverse Experiences relating to the Products. Unless it is determined that the cause of any customer complaint or Adverse Experiences resulted from a failure by Patheon to provide the Manufacturing Services in accordance with the Patheon Manufacturing Responsibilities, all costs incurred in respect of this Section 6.3 shall be borne by Cephalon.

6.4   Governmental Agencies.

        Cephalon shall be primarily responsible for communicating with any governmental agency, including but not limited to governmental agencies responsible for granting regulatory approval for the Products, regarding such Products; provided, however, that if in the opinion of Patheon's counsel, it must communicate with a governmental agency to comply with the terms of this Agreement or the requirements of any law, governmental order or regulation it may do so. Unless, in the reasonable opinion of its counsel, there is a legal prohibition against doing so, each party shall permit the other party to accompany and take part in any communications with the agency, and to receive copies of all such communications from the agency.

6.5   Records and Accounting by Patheon.

        Patheon shall keep records of the manufacture, testing and shipping of the Products, the Active Materials and Components, and retain samples of such Products, Active Materials and Components as are necessary to comply with manufacturing regulatory requirements applicable to Patheon, as well as to assist with resolving product complaints and other similar investigations. Copies of such records and samples shall be retained for a period of five years following the date of manufacture, or longer if required by law. Cephalon is responsible for retaining samples of the Products necessary to comply with the legal/regulatory requirements applicable to Cephalon.

6.6   Inspection.

        Cephalon may inspect Patheon reports and records relating to this Agreement during normal business hours and with reasonable advance notice, provided a Patheon representative is present during any such inspection. Patheon shall promptly notify Cephalon of any contacts, inspections or audits by any governmental agency involving the Products. Patheon will promptly provide Cephalon with copies of any government-issued inspection observation reports (including without limitation FDA Form 483s and equivalent forms from other regulatory bodies) and agency correspondence, purged only of confidential information that is unrelated to the Products, that may be reasonably expected to adversely affect the Products. Patheon and Cephalon will cooperate in resolving any concerns with any governmental agency. Patheon will also inform Cephalon of any action taken by any governmental agency against Patheon or any of its officers or employees which may be reasonably expected to adversely affect the Products or Patheon's ability to supply the Products hereunder within 24 hours after the action is taken.

6.7   Access.

        Patheon shall provide Cephalon with reasonable access at mutually agreeable times to any of its facilities in which the Products are manufactured, stored, handled or shipped in order to permit Cephalon's verification of Patheon's compliance with the terms of this Agreement and with all applicable laws and regulations.

6.8   Reports.

        Patheon will supply on an annual basis all product data, including release test results, complaint test results, all investigations (in manufacturing, testing and storage), and the like, that Cephalon reasonably requires in order to complete any filing under any applicable regulatory regime, including any Annual Product Review report that Cephalon is required to file with the FDA.

6.9   Validation.

        Patheon will at Cephalon's expense validate all processes, methods, equipment, utilities, facilities and computers used in the formulation, packaging, storage, testing and release of Products in conformance with all applicable laws and regulations. Cephalon will have the right to review the results of said validation upon request.

6.10 Quality Compliance.

        Patheon will provide Cephalon with timely notification of all significant deviations, notes to file, and other deficiencies that may be reasonably expected to impact the quality of the Products, as well as all FDA reports regarding testing, manufacture, packaging or labelling of the Products.

6.11 Batch Records.

        Patheon will prepare records which include information relating to the manufacturing, packaging and quality operations for each lot of Products at the time such operations occur. Patheon will prepare such records in accordance with cGMPs and the Technical Agreement.

ARTICLE 7
TERM AND TERMINATION

7.1   Initial Term.

        This Agreement shall become effective as of the Commencement Date and shall continue for a period of five years from such date (the "Initial Term"), unless terminated earlier by one of the parties as provided herein. This Agreement shall automatically continue after the Initial Term for successive terms of one year each unless either party gives not less than eighteen (18) months prior written notice to the other party of its intention to terminate this Agreement.

7.2   Termination for Cause.

  (a)
  Either party at its sole option may terminate this Agreement upon written notice in circumstances where the other party has failed to remedy a material breach of any of its representations, warranties or other obligations under this Agreement within 60 days following receipt of a written notice (the "Remediation Period") of said breach that expressly states that it is a notice under this Section 7.2(a) (a "Breach Notice"). The aggrieved party's right to terminate this Agreement pursuant to this Section 7.2(a) may only be exercised for a period of 60 days following the expiry of the Remediation Period (in circumstances where the breach has not been remedied) and if the termination right is not exercised during this period then the aggrieved party shall be deemed to have waived the breach of the representation, warranty or obligation described in the Breach Notice.

  (b)
  Either party at its sole option may immediately terminate this Agreement upon written notice, but without prior advance notice, to the other party in the event that (i) the other party is declared insolvent or bankrupt by a court of competent jurisdiction; (ii) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by such other party; or (iii) this Agreement is assigned by such other party for the benefit of creditors.

  (c)
  Cephalon may terminate this Agreement as to any Product upon 30 days' written notice in the event that any governmental agency takes any action, or raises any objection, that prevents Cephalon from importing, exporting, purchasing or selling such Product.

  (d)
  Patheon may terminate this Agreement on six months' prior written notice if Cephalon assigns pursuant to Section 12.5 any of its rights under this Agreement to an assignee that, in the opinion of Patheon acting reasonably, is (i) not a credit worthy substitute for Cephalon, (ii) a competitor of Patheon or (iii) a person with whom Patheon has had prior unsatisfactory business relations.

7.3   Product Discontinuation.

        Cephalon shall provide at least six months' advance notice if it intends to no longer order a Product due to that Product's discontinuance in the market.

7.4   Obligations on Termination.

        If this Agreement expires or is terminated in whole or in part for any reason, then (in addition to any other remedies either party may have in the event of default by the other party):

  (a)
  Cephalon shall take delivery of and pay for all undelivered Products that are manufactured and/or packaged pursuant to a Firm Order, at the price in effect at the time the Firm Order was placed;

  (b)
  Cephalon shall purchase, at Patheon's cost, the Inventory applicable to the Products which was purchased, produced or maintained by Patheon in contemplation of filling Firm Orders or in accordance with Section 5.3 prior to notice of termination being given;

  (c)
  Cephalon shall satisfy the purchase price payable pursuant to Patheon's orders with suppliers of Components, provided such orders were made by Patheon in reliance on Firm Orders or in accordance with Section 5.3; and

  (d)
  Patheon shall return to Cephalon all unused Active Materials (with shipping and related expenses, if any, to be done by Cephalon).

        Any termination or expiration of this Agreement shall not affect any outstanding obligations or payments due hereunder prior to such termination or expiration, nor shall it prejudice any other remedies that the parties may have under this Agreement. For greater certainty, termination of this Agreement for any reason shall not affect the obligations and responsibilities of the parties pursuant to Article 9, all of which survive any termination.

ARTICLE 8
REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1   Authority.

        Each party represents and warrants that it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment that would inhibit its ability to perform its obligations hereunder.

8.2   General.

        Patheon represents and warrants to Cephalon that (a) it has and will maintain throughout the pendency of this Agreement, the expertise, with respect to personnel and equipment, to fulfill the obligations established hereunder, and has obtained all requisite material licenses, authorizations and approvals required by federal, provincial or local government authorities including, but not limited to, the FDA, Environmental Protection Agency ("EPA"), Ontario Health and Safety Act ("OHSA"), etc. to manufacture the Products; (b) the production facility, equipment and personnel to be employed to formulate and package the Products will be qualified to manufacture product in accordance with cGMPs at the time each such batch of Products is produced, and that the production facilities to be employed is in compliance with all applicable material laws and regulations; (c) there are no pending or uncorrected citations or adverse conditions noted in any inspection of the production facilities to be employed which would cause the Products to be misbranded or adulterated within the meaning of the United States Food, Drug and Cosmetics Act of 1938 (21 U.S.C. Section 201 et seq.), together with any regulation promulgated thereunder, including without limitation, all cGMPs, in each case as amended from time to time.

8.3   Non-Infringement.

        Cephalon represents and warrants that:

  (a)
  Cephalon's Technical Information for each of the Products is owned or licensed by it or an Affiliate and that Cephalon may lawfully disclose Cephalon's Technical Information to Patheon;

  (b)
  any Intellectual Property included in Cephalon's Technical Information and utilized by Patheon in connection with the provision of the Manufacturing Services (i) is Cephalon's or its Affiliate's unencumbered property, (ii) may be lawfully used as directed by Cephalon, and (iii) such use does not infringe any Third Party Rights;

  (c)
  the provision of the Manufacturing Services by Patheon in respect of any Product pursuant to this Agreement or use or other disposition of any Product by Patheon as may be required to perform its obligations under this Agreement does not and will not infringe any Third Party Rights;

  (d)
  there are no actions or other legal proceedings, the subject of which is the infringement of Third Party Rights related to any of Cephalon's Technical Information, or any of the Active Materials and the Components, or the sale, use or other disposition of any Product made in accordance with Cephalon's Technical Information;

  (e)
  Cephalon's Technical Information for all Products conforms to all applicable cGMPs, laws and regulations; and

  (f)
  the Products, if labelled and manufactured in accordance with Cephalon's Technical Information and in compliance with applicable cGMPs (i) may be lawfully sold and distributed in every jurisdiction in which Cephalon markets such Products, (ii) will be fit for the purpose intended, and (iii) will be safe for human consumption.

8.4   Debarred Persons.

        Patheon covenants that it will not in the performance of its obligations under this contract use the services of any person debarred or suspended under 21 U.S.C. §335(a) or (b). Patheon represents that it does not currently have, and covenants that it will not hire, as an officer or an employee any person who has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the United States Food, Drug and Cosmetic Act.

8.5   Permits.

        Cephalon shall be solely responsible for obtaining or maintaining any permits or other regulatory approvals in respect of the Products or Cephalon's Technical Information, including, without limitation, all marketing and post-marketing approvals. Patheon shall be responsible for obtaining and maintaining all site license for the manufacture of Products and shall comply with all applicable regulations promulgated by the FDA in connection with the manufacture of Products.

8.6   Compliance with Laws.

        Each party, in connection with its performance under this Agreement, shall comply with all applicable laws, rules, regulations, orders and guidelines.

ARTICLE 9
REMEDIES AND INDEMNITIES

9.1   Consequential Damages.

        Under no circumstances whatsoever shall either party be liable to the other in contract, tort, negligence, breach of statutory duty or otherwise for any (direct or indirect) loss of profits, of production, of anticipated savings, of business or goodwill or for any liability, damage, costs or expense of any kind incurred by the other party of an indirect or consequential nature.

9.2   Limitation of Liability.

  (a)
  Active Materials. Patheon shall not be responsible for any loss or damage to the Active Materials, except where such loss or damage occurs while such materials are located on Patheon's premises and results from a failure by Patheon to provide the Manufacturing Services in accordance with the Patheon Manufacturing Responsibilities or is otherwise due to Patheon's negligence or intentional misconduct. In such circumstances, Patheon's liability shall be limited to the Active Materials Value attributable to the relevant Active Materials lost or damaged provided that (i) Patheon shall not be required to pay more that [**] per batch and (ii) Patheon's annual maximum liability for the replacement costs of Active Materials for such Product shall be [**] in any one Year. For greater certainty, Cephalon acknowledges that loss or damage of Active Materials in the course of technology transfer, or as part of failed regulatory, stability or test batches, shall not be regarded as lost due to the negligence or intentional misconduct of Patheon unless and to the extent that Patheon did not provide the Manufacturing Services in accordance with cGMPs.

  (b)
  Products. Except in circumstances where Patheon has failed to provide the Manufacturing Services in accordance with the Patheon Manufacturing Responsibilities, Patheon shall not be liable nor have any responsibility for any deficiencies in, or other liabilities associated with, any Product manufactured by it, including, without limitation, any deficiencies with respect to Cephalon's Technical Information, the safety, efficacy or marketability of the Products or any distribution risk. Except as set out in Section 6.2(c), if Patheon has failed to provide the Manufacturing Services in accordance with the Patheon Manufacturing Responsibilities, then Cephalon shall have no obligation to pay for such Products. In addition, Patheon shall, at its sole cost and expense and in full and final satisfaction of all claims Cephalon may have in respect of the deficient Products, manufacture additional Products to replace such deficient Products, provided that Cephalon shall supply Patheon with the additional Active Materials that are needed to manufacture the Products for a cost to Patheon equal to the Active Materials Value of such Active Materials provided that (i) Patheon shall not be required to pay more that [**] per batch and (ii) Patheon's annual maximum liability for the replacement costs of Active Materials for such Product shall be [**] in any one Year.

**
Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

9.3   Patheon.

        Subject to Section 9.1 and 9.2, Patheon agrees to defend, indemnify and hold Cephalon, its officers, employees and agents harmless against any and all losses, damages, costs, claims, demands, judgments and liability to, from and in favour of third parties (other than Affiliates) resulting from, or relating to any claim of personal injury or property damage to the extent that such injury or damage is the result of a failure by Patheon to provide the Manufacturing Services in accordance with the Patheon Manufacturing Responsibilities or any breach of this Agreement by Patheon, including, without limitation, any representation or warranty contained herein, except to the extent that any such losses, damages, costs, claims, demands, judgments and liability are due to the negligence or wrongful act(s) of Cephalon, its officers, employees or agents. Cephalon shall promptly notify Patheon of any such claim, shall use commercially reasonable efforts to mitigate the effects of such claim, shall reasonably cooperate with Patheon in the defense of such claim and shall permit Patheon to control the defense and settlement of such claim, all at Patheon's cost and expense.

9.4   Cephalon.

        Subject to 9.1 and 9.2, Cephalon agrees to defend, indemnify and hold Patheon, its officers, employees and agents harmless against any and all losses, damages, costs, claims, demands, judgments and liability to, from and in favour of third parties (other than Affiliates) resulting from, or relating to any claim of infringement or alleged infringement of any Third Party Rights in respect of the Products, and any claim of personal injury or property damage to the extent that such injury or damage is the result of a breach of this Agreement by Cephalon, including, without limitation, any representation or warranty contained herein, except to the extent that any such losses, damages, costs, claims, demands, judgments and liability are due to the negligence or wrongful act(s) of Patheon, its officers, employees or agents. Patheon shall promptly notify Cephalon of any such claims, shall use commercially reasonable efforts to mitigate the effects of such claim, shall reasonably cooperate with Cephalon in the defense of such claims and shall permit Cephalon to control the defense and settlement of such claims, all at Cephalon's cost and expense.

9.5   Reasonable Allocation of Risk.

        The parties acknowledge and agree that the provisions of this Agreement (including, without limitation, this Article 9) are reasonable and create a reasonable allocation of risk having regard to the relative profits the parties respectively expect to derive from the Products, and that Patheon, in its fees for the provision of the Manufacturing Services, has not accepted a greater degree of the risks arising from the manufacture, distribution and use of the Products, based on the fact that Cephalon has developed and holds the marketing approval for the Products and requires Patheon to manufacture and label the Products strictly in accordance with Cephalon's Technical Information, and that Cephalon and not Patheon is in a position to inform and advise potential users of the Products as to the circumstances and manner of use of the Products.

ARTICLE 10
CONFIDENTIALITY

10.1 Disclosure

        During and in furtherance of this Agreement, each of the parties hereto may disclose certain of its Confidential Information to the other party.

10.2 Use of Information

        During the Initial Term and any renewals of this Agreement, and for a period of five years from the termination of this Agreement, each of the parties hereto agrees (i) to use the Confidential

Information only in connection with the terms of this Agreement; (ii) to treat the Confidential Information as it would its own proprietary information; and (iii) to take all reasonable precautions to prevent the disclosure of the Confidential Information to any third party, other than an Affiliate, without the prior written consent of the other party..

10.3 Exceptions

        Each of Patheon and Cephalon shall be relieved of any and all of the obligations under Section 10.2 regarding Confidential Information which (i) was known by the recipient prior to receipt hereunder; (ii) at the time of disclosure, was generally available to the public, or which after disclosure hereunder becomes generally available to the public through no fault attributable to a party hereto; or (iii) is hereafter made available for use or disclosure from any third party having a right to do so.

10.4 Designation of Confidentiality.

        All oral information shall be reduced to writing forthwith after disclosure. Each party shall either mark its Confidential Information "Confidential" or "Proprietary" or ensure that it is covered by a notice indicating that such information is confidential. For greater certainty, a verbal disclosure by a party of its Confidential Information shall be followed by a written Summary of the conversation marked "Confidential" and be delivered to the other party within thirty days of the conversation.

ARTICLE 11
DISPUTE RESOLUTION

11.1 Commercial Disputes.

        In the event of any dispute arising out of or in connection with this Agreement (other than a dispute determined in accordance with Section 5.7(b) or a Technical Dispute), the parties shall first try to solve it amicably. In this regard, any party may send a notice of dispute to the other, and each party shall appoint, within 10 Business Days from receipt of such notice of dispute, a single representative having full power and authority to solve the dispute. The representatives so designated shall meet as necessary in order to solve such dispute. If these representatives fail to solve the matter within one month from their appointment, or if a party fails to appoint a representative within the 10 Business Day period set forth above, such dispute shall immediately be referred to the Chief Operating Officer or Executive Vice President, Operations (or such other officer as they may designate) of each party who will meet and discuss as necessary in order to try to solve the dispute amicably. Should the parties fail to reach a resolution under this Section 11.1, their dispute will be referred to a court of competent jurisdiction in accordance with Section 12.12.

11.2 Technical Dispute Resolution.

        In the event of a dispute (other than disputes in relation to the matters set out in Sections 5.7(b) and 11.1) between the parties that is exclusively related to technical aspects of the manufacturing, packaging, labelling, quality control testing, handling, storage or other activities under this Agreement (a "Technical Dispute"), the parties shall make all reasonable efforts to resolve the dispute by amicable negotiations. In this regard, senior representatives of each party shall, as soon as practicable and in any event no later than 10 Business Days after a written request from either party to the other, meet in good faith to resolve any Technical Dispute. If, despite such meeting, the parties are unable to resolve a Technical Dispute within a reasonable time, and in any event within 30 Business Days of such written request, the Technical Dispute shall, at the request of either party, be referred for determination to an expert in accordance with the provisions of Schedule F. In the event that the parties cannot agree whether a dispute is a Technical Dispute, Section 11.1 shall prevail. For greater certainty, the parties agree that the release of the Products for sale or distribution pursuant to the applicable marketing approval for such Products shall not by itself indicate compliance by Patheon with its obligations in respect of the Manufacturing Services and further that nothing in this Agreement (including Schedule F) shall remove or limit the authority of the relevant qualified person (as specified by the Technical Agreement) to determine whether the Products are to be released for sale or distribution.

ARTICLE 12
TRADEMARKS

12.1 Trademarks.

        Patheon shall have the non-exclusive right to use the Trademarks in packaging the Products in connection with fulfilling its obligations hereunder. The rights granted Patheon hereunder to use the Trademarks shall in no way affect Cephalon's ownership of such Trademarks. No other right, title or interest in the Trademarks is established hereby, and nothing herein shall be construed to grant any right or license to Patheon to use the Trademarks or the name CEPHALON, other than as specifically set forth herein. Patheon will manufacture and package the Products using only the relevant Trademarks listed in Schedule H. Patheon will use the Trademarks in strict accordance with instructions given by Cephalon and shall not make any changes to the Trademarks. Upon termination of this Agreement, Patheon will cease all use of the Trademarks and any license to use the Trademarks granted hereunder shall be cancelled.

ARTICLE 13
MISCELLANEOUS

13.1 Intellectual Property.

        Cephalon and Patheon hereby acknowledge that neither party has, nor shall it acquire, any interest in any of the other party's Intellectual Property unless otherwise expressly agreed to in writing. Each party agrees not to use any Intellectual Property of the other party, except as specifically authorized by the other party or as required for the performance of its obligations under this Agreement. Any inventions, discoveries, improvements, or trade secrets made by Patheon in the performance of this Agreement that specifically relate to the Products or their manufacture (including any new use or any change in the method of producing testing or storing the Products) shall be owned by Cephalon. Patheon shall execute such instruments as shall be required to evidence or effectuate Cephalon's ownership of any such inventions, and shall cooperate upon reasonable request (and at Cephalon's expense) in the prosecution of patents and other intellectual property rights related to any such inventions.

13.2 Insurance.

        Each party shall maintain commercial general liability insurance, including blanket contractual liability insurance covering the obligations of that party under this Agreement through the term of this Agreement and for five years thereafter, which insurance shall afford limits of not less than $5,000,000 for each occurrence for personal injury liability, products liability and property damage liability. If requested each party will provide the other with a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date and the limits of liability. The insurance certificate shall further provide for a minimum of thirty days' written notice to the insured of a cancellation of, or material change in, the insurance.

13.3 Independent Contractors.

        The parties are independent contractors and this Agreement shall not be construed to create between Patheon and Cephalon any other relationship such as, by way of example only, that of employer-employee, principal agent, joint-venturer, co-partners or any similar relationship, the existence of which is expressly denied by the parties hereto.

13.4 No Waiver.

        Either party's failure to require the other party to comply with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement.

13.5 Assignment.

        Patheon may not assign this Agreement or any of its rights or obligations hereunder except with the written consent of Cephalon, such consent not to be unreasonably withheld. For greater certainty, Patheon may arrange for subcontractors to perform specific services arising under this Agreement provided that Patheon remains responsible to Cephalon under this Agreement. Subject to Section 7.2(d), Cephalon may assign this Agreement or any of its rights or obligations hereunder without approval from Patheon; provided, however, that Cephalon shall give prior written notice of any assignment to Patheon, any assignee shall covenant in writing with Patheon to be bound by the terms of this Agreement and Cephalon shall remain liable hereunder. Notwithstanding the foregoing provisions of this Section 13.5 or the provisions of Section 7.2(d), either party may assign this Agreement to any of its Affiliates or to a successor to or purchaser of all or substantially all of its business, provided that such assignee executes an agreement with the non-assigning party hereto whereby it agrees to be bound hereunder.

13.6 Force Majeure.

        Neither party shall be liable for the failure to perform its obligations under this Agreement if such failure is occasioned by a cause or contingency beyond such party's reasonable control, including, but not limited to, strikes or other labour disturbances, lockouts, riots, wars, fires, floods, storms, interruption of or delay in transportation, or compliance with any order or regulation of any government entity acting within colour of right. A party claiming a right to excused performance under this Section 12.6 shall immediately notify the other party in writing of the extent of its inability to perform, which notice shall specify the occurrence beyond its reasonable control that prevents such performance.

13.7 Additional Product.

        Additional products may be added to this Agreement and such additional products shall be governed by the general conditions hereof with any special terms (including, without limitation, price) governed by an addendum hereto.

13.8 Notices.

        Any notice, approval, instruction or other written communication required or permitted hereunder shall be sufficient if made or given to the other party by personal delivery, by telecopier or facsimile communication or by sending the same by first class mail, postage prepaid to the mailing address, or telecopier or facsimile number set forth below:

If to Cephalon:
Cephalon, Inc. 145 Brandywine Parkway West Chester, PA 19380-4245
Attention: Robert J. Urban, Vice President, Technical Operations
Telecopier No.: 610-738-6315
If to Patheon: Patheon Inc. 2100 Syntex Court Mississauga, Ontario Canada L5n 7K9
Attention: President Telecopier No.: (905) 812-6705

or to such other addresses or telecopier or facsimile numbers provided to the other party in accordance with the terms of this Section 12.8. Notices or written communications made or given by personal delivery or by telecopier or facsimile shall be deemed to have been sufficiently made or given when sent (receipt acknowledged), or if mailed, five days after being deposited in the United States or Canadian mail, postage prepaid or upon receipt, whichever is sooner.

13.9 Severability.

        If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

13.10   Entire Agreement.

        This Agreement, together with the Technical Agreement and the Confidentiality Agreement, constitutes the full, complete, final and integrated agreement between the parties hereto relating to the subject matter hereof and supersedes all previous written or oral negotiations, commitments, agreements, transactions or understandings with respect to the subject matter hereof. Any modification, amendment or supplement to this Agreement must be in writing and signed by authorized representatives of both parties. In case of conflict, the prevailing order of documents shall be this Agreement, the Technical Agreement and the Confidentiality Agreement.

13.11   No Third Party Benefit or Right.

        For greater certainty, nothing in this Agreement shall confer or be construed as conferring on any third party any benefit or the right to enforce any express or implied term of this Agreement.

13.12   Execution in Counterparts.

        This Agreement may be executed in two counterparts, by original or facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.13   Governing Law.

        This Agreement shall be construed and enforced in accordance with the laws of the State of New York without reference to its choice of law rules.

        IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the date first written above.

PATHEON INC.
By:	/s/ NICK DIPIETRO Nick DiPietro President and COO
CEPHALON, INC.
By:	/s/ ROBERT J. URBAN Robert J. Urban Vice President, Technical Operations

SCHEDULE A

PRODUCTS, MINIMUM RUN QUANTITY,
MINIMUM ANNUAL VOLUME AND FEES

Provigil 100 mg Tablet

	100mg tablet 100's bottle Low Volume	100mg tablet Bulk Low Volume	100mg tablet 100's bottle High Volume	100mg tablet Bulk High Volume
Annual Quantity (Units)	[**]	[**]	[**]	[**]
Run Quantity (Units)	[**]	[**]	[**]	[**]
Price/Unit	[**]	[**]	[**]	[**]

Provigil 200mg Tablet

	200mg 100's bottle Low Volume	200mg tablet 100's bottle High Volume
Annual Quantity (Units)	[**]	[**]
Run Quantity (Units)	[**]	[**]
Price/Unit	[**]	[**]
**
Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Provigil 100 mg Tablet

	100mg tablet 100's bottle Low Volume	100mg tablet Bulk Low Volume	100mg tablet 100's bottle High Volume	100mg tablet Bulk High Volume
Annual Quantity (Units)	[**]	[**]	[**]	[**]
Run Quantity (Units)	[**]	[**]	[**]	[**]
Price/Unit	[**]	[**]	[**]	[**]

Provigil 200mg Tablet

	200mg 100's bottle Low Volume	200mg tablet 100's bottle High Volume
Annual Quantity (Units)	[**]	[**]
Run Quantity (Units)	[**]	[**]
Price/Unit	[**]	[**]

Bottles—pricing is per bottle of 100 tables / Bulk—pricing is per thousand tablets.

All prices quoted in US Funds. Revised pricing will be incorporated after finalization of the batch size.

[**(1)]

**
Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(1)
The omited portion consists of 74 pages.

SCHEDULE B

STABILITY TESTING FEES

        Commercial and Product Stability Protocols and associated pricing to be determined between the parties and, upon execution by the duty authorized representatives of the parties hereto, attached to this schedule B.

SCHEDULE C

ACTIVE MATERIALS

Active Material	Supplier
modafinil	Orsymonde Z.I. Mitry Compans Rue Gay Lussac 77292 Mitry Mory Cedex FRANCE

SCHEDULE D

ACTIVE MATERIALS VALUE

Active Material	Quantity Supplied	Active Material Value per Batch	Maximum Active Material Value per Year
modafinil	[**]	[**]	[**]
**
Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SCHEDULE E

BATCH NUMBERING AND EXPIRATION DATES

        Products manufactured at Patheon Inc. will bear lot numbers as described in Patheon SOP OPS1026 and will have expiry dates as described in Patheon SOP OPS1062.

        The expiry period starts when ingredients are blended.

SCHEDULE F

TECHNICAL DISPUTE RESOLUTION

        Technical Disputes which cannot be resolved by negotiation as provided in Section 11.2 shall be resolved in the following matter:

1.
Appointment of Expert. Within 10 Business Days after a party requests pursuant to Section 11.2 that an expert be appointed to resolve a Technical Dispute, the parties shall jointly appoint a mutually acceptable expert with experience and expertise in the subject matter of the dispute. If the parties are unable to so agree within such 10 Business Day period, or in the event of disclosure of a conflict by an expert pursuant to paragraph 2 hereof which results in the parties not confirming the appointment of such expert, then an expert (willing to act in that capacity hereunder) shall be appointed by an experienced arbitrator on the roster of ADR Chambers who shall be a retired judge of the Ontario Superior Court of Justice.

2.
Conflicts of Interest. Any person appointed as an expert shall be entitled to act and continue to act as such notwithstanding that at the time of his appointment or at any time before he gives his determination, he has or may have some interest or duty which conflicts or may conflict with his appointment provided that before accepting such appointment (or as soon as practicable after he becomes aware of the conflict or potential conflict) he fully discloses any such interest or duty and the parties shall after such disclosure have confirmed his appointment.

3.
Not Arbitrator. No expert shall be deemed to be an arbitrator and the provisions of the Arbitration Act (Ontario) or of any other applicable statute (foreign or domestic) and the law relating to arbitration shall not apply to any such expert or the expert's determination or the procedure by which the expert reaches his determination to be made pursuant to this Schedule E.

4.
Procedure. Where an expert is appointed:

(a)
Timing. The expert shall be so appointed on condition that (i) he promptly fixes a reasonable time and place for receiving representations, submissions or information from the parties and that he issues such authorizations to the parties and any relevant third party for the proper conduct of his determination and any hearing and (ii) he renders his decision (with full reasons) within 15 Business Days (or such other date as the parties and the expert may agree) after receipt of all information requested by him pursuant to paragraph 4(b) hereof.

(b)
Disclosure of Evidence. The parties undertake one to the other to provide to any expert all such evidence and information within their respective possession or control as the expert may reasonably consider necessary for determining the matter before him which they shall disclose promptly and in any event within five Business Days of a written request from the relevant expert to do so.

(c)
Advisors. Each party may appoint such counsel, consultants and advisors as it feels appropriate to assist the expert in his determination and so as to present their respective cases so that at all times the parties shall co-operate and seek to narrow and limit the issues to be determined.

  (d)
  Appointment of New Expert. If within the time specified in paragraph 4(a) above the expert shall not have rendered a decision in accordance with his appointment, a new expert may (at the request of either party) be appointed and the appointment of the existing expert shall thereupon cease for the purposes of determining the matter at issue between the parties save that if the existing expert renders his decision with full reasons prior to the appointment of the new expert, then such a decision shall have effect and the proposed appointment of the new expert shall be withdrawn.

  (e)
  Final and Binding. The determination of the expert shall, save in the event of fraud or manifest error, be final and binding upon the parties.

  (f)
  Costs. Each party shall bear its own costs in connection with any matter referred to an expert hereunder and, in the absence of express provision in the Agreement to the contrary, the costs and expenses of the expert shall be shared equally by the parties.

        For greater certainty, the parties agree that the release of the Products for sale or distribution pursuant to the applicable marketing approval for such Products shall not by itself indicate compliance by Patheon with its obligations in respect of the Manufacturing Services and further that nothing in this Agreement (including this Schedule F) shall remove or limit the authority of the relevant qualified person (as specified by the Technical Agreement) to determine whether the Products are to be released for sale or distribution.

SCHEDULE G
FORM OF TECHNICAL AGREEMENT

        THIS AGREEMENT made as of the 1st day of January, 2003

B E T W E E N:

Cephalon, Inc., a corporation existing under the laws of the State of Delaware, (hereinafter referred to as "Cephalon")
—and—
PATHEON INC., a corporation existing under the laws of Canada, (hereinafter referred to as "Patheon"),

        WHEREAS pursuant to a manufacturing services agreement dated January 1, 2003 between Patheon and Cephalon (the "MSA"), Patheon agreed to provide pharmaceutical manufacturing services in respect of certain Products (as described in Schedule A hereto);

        AND WHEREAS pursuant to the MSA, Cephalon is required to provide certain information to Patheon in order for Patheon to provide the Manufacturing Services (the "Cephalon's Technical Information");

        AND WHEREAS pursuant to the MSA, Patheon is required to operate within Cephalon's Technical Information as provided;

        AND WHEREAS the parties desire to allocate the responsibility for procedures and specifications impacting on the identity, strength, quality and purity of the Products;

        NOW THEREFORE in consideration of the rights conferred and the obligations assumed under the MSA and herein, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), and intending to be legally bound the parties agree as follows:

ARTICLE 13
TECHNICAL AGREEMENT

  RESPONSIBILITIES

13.1
Subject to the terms and conditions hereinafter set out and subject to the terms and conditions of the MSA, the parties agree that Patheon shall be responsible for all the operations that are marked with "X" in the column titled Patheon and that Cephalon shall be responsible for all the operations that are marked with "X" in the column titled "Cephalon." If marked with "(X)", cooperation is required from the designated party.

(a) General
[**]
(b) Raw Materials
[**]
**
Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(c) Bulk Manufacture
[**]
4. Packaging
[**]
(e) Testing and Release of Finished Product
[**]
(f) Stability Testing
[**]
**
Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

ARTICLE 14

COMPLIANCE BETWEEN PRODUCT REGISTRATION AND THE
MANUFACTURING PROCESS

14.1
Technical Changes

(a)
All proposed process changes shall be communicated to Cephalon for initial review and approval. [**] shall be responsible for determining whether or not to initiate registration variation procedures and for maintaining adequate control over the quality commitments of the marketing authorization made to the regulatory authorities by [**] for Products.

(b)
Following validation of a process change, [**] shall deliver a copy of the related validation report to [**] and the associated stability data, if applicable, as it becomes available.

14.2
Labelling/Packaging Material Changes

14.3
Cephalon may initiate changes and shall review any Patheon-proposed changes to labelling or packing, including a change in the supplier of any labelling or packaging materials before any such change may be implemented.

14.4
Other Changes

14.5
Patheon will communicate any proposed changes in storage or shipping to Cephalon for review and approval. Patheon will also inform the Cephalon of any planned changes in facilities or equipment that may impact Product(s).

ARTICLE 15
BATCH RELEASE

15.1
Batch review and release shall be the responsibility of a Patheon qualified person who shall act in accordance with Patheon's standard operating procedures

15.2
For each batch released by Patheon for sale by Cephalon, Patheon shall deliver to Cephalon a certificate of compliance, which certificate shall include a statement that the batch has been manufactured in accordance with cGMPs and Cephalon's Technical Information.

15.3
Patheon shall notify Cephalon within [**] in the event of any deviation during manufacture or when any test reveals contamination, lack of sterility or degradation in any batch of Product.

ARTICLE 16
BATCH DOCUMENTATION

16.1
Originals of all batch documentation will be retained by Patheon for a period of [**].

16.2
At the request of Cephalon, Patheon agrees to provide a copy of any of the executed batch documents relating to Products to Cephalon by facsimile or courier within [**].

**
Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

ARTICLE 17
STABILITY

17.1
Patheon shall perform such stability testing as specified by the MSA and as described in a stability protocol agreed to by both Patheon and Cephalon.

17.2
If a confirmed result indicates that a Product has failed to remain within stability specifications, Patheon will notify Cephalon within [**].

17.3
Stability data will be provided by Patheon to Cephalon on an ongoing basis as agreed to by both parties.

17.4
In the event that the MSA is terminated, Patheon will continue to provide Cephalon with stability data supporting the acceptability of the Product until [**].

ARTICLE 18
VALIDATION

18.1
[**] is responsible for providing validated analytical methods and manufacturing procedures to [**].

18.2
If such methods and procedures are not validated, the [**] may assist in validation development with the costs being borne by [**].

ARTICLE 19
GENERAL

19.1
Interpretation

**
Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

19.2
Capitalized terms not otherwise defined herein shall have the meaning specified in the MSA.

19.3
Responsible Persons

19.4
Any communications with respect to the subject matter of this Agreement shall be directed, in the first instance, to the person(s) identified in Schedule B hereton, and subsequently as specified in the MSA.

**
Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

II. Scope

        This Quality Manual applies to all contract operations by Patheon for Cephalon, West Chester, PA for production of Provigil 100mg and 200mg tablets.

III. Quality System and Requirements

        A. Manufacturing GMP Compliance

  1.
  Premises

  a.
  PATHEON will manufacture the PRODUCTS at approved PATHEON facilities and/or approved third parties.

  b.
  The premises and equipment used to manufacture the PRODUCTS will be in compliance with the current regulatory requirements and in accordance with the approved PATHEON specifications.

  c.
  The production of the PRODUCTS will be conducted in a suitably controlled environment and such facilities will be monitored for parameters critical to the process to demonstrate compliance with cGMP.

  d.
  PATHEON will maintain controlled access to the premises.

  2.
  Master Production Records

  PATHEON will manufacture in accordance with the master production record which will comply with the approved specifications.

  3.
  Standard Operating Procedures

  a.
  PATHEON is responsible for maintaining any Standard Operating Procedures required to manufacture, test and store the PRODUCTS at PATHEON and in accordance with the cGMPs.

  4.
  Batch Numbers

  The convention for the PATHEON lot numbering system is:

    SOP OPS 1026

  5.
  Dates of Manufacture and Expiration

  a.
  Date of Manufacture—PATHEON will assign the Date of Manufacture based on the date of the first component addition.

  b.
  Expiration Date—PATHEON will calculate the expiry date from the Date of Manufacture using the currently approved expiry period. The expiration date will be the last day of the month based on the expiry period.

  6.
  Manufacturing and Equipment Data

  a.
  PATHEON is responsible for keeping records of equipment usage (previous PRODUCT produced in non-dedicated equipment), cleaning and any maintenance/calibration performed.

  7.
  Storage and Shipment

  a.
  Storage—PATHEON will ensure that the Product will be stored in accordance with its labeling. Storage conditions will be maintained such that the Product is not damaged or contaminated.

    b.
    Packaging and Labeling for Transit—The PRODUCTS will be suitably packaged for transit, each pallet or outer container being labeled with:

        PRODUCT's Approved Name

        PATHEON Lot Number

        Quantity

    c.
    Mixing of Products—PATHEON will maintain proper segregation of the PRODUCTS in accordance with PATHEON's procedures. Different lots of a single PRODUCT or different types of PRODUCTS will not be mixed on a pallet.

    d.
    Shipment of Product to Cephalon—Only approved, finished, labeled PRODUCTS will be shipped by PATHEON to Cephalon or Cephalon's agents.

        B. Quality Control

  1.
  General

    The testing activities for the PRODUCTS are to be performed by PATHEON in accordance with approved specifications.

  2.
  Materials obtained by PATHEON

  a.
  Materials procured by PATHEON

  1.
  PATHEON is responsible for ensuring that all material and components procured by PATHEON for use in the product are in full compliance with the specifications. Raw materials are given a retest an expiry date upon the satisfactory completion of all initial testing. Retest analysis will be performed at defined time intervals to ensure the materials continue to meet the established specifications.

  2.
  PATHEON is responsible for ensuring that all materials are purchased from approved vendors and are stored and maintained in accordance with the labeling.

  3.
  Cephalon may request a change in vendors through PATHEON's Supplier approval program.

  3.
  In-Process and Finished Product Testing

  a.
  PATHEON will perform all in-process and finished product testing listed in the specifications. A PATHEON QA representative will sign a Certificate of Compliance confirming that the product has been manufactured, packaged, tested and meets the requirements of the Master Batch Record. See Schedule C for definition.

  b.
  Cephalon may perform testing to confirm that PATHEON data is acceptable.

  c.
  Differences in test results between Cephalon and PATHEON will be resolved in accordance with the MSA for problem resolution.

  4.
  Retain Samples

  a.
  Active Ingredients—PATHEON will retain samples of the active ingredients for at least [**] beyond the expiry period of the PRODUCTS in which used. The amount of sample retained will be [**] the quantity required to carry out all of the tests required to determine if the material meets its specifications, with the exception of sterility and pyrogen testing. (CFR 211.170a).

**
Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

    b.
    Products—PATHEON will retain samples of the PRODUCTS for at least [**] beyond the expiry period. The amount of sample retained will be [**] the quantity required to carry out all of the tests required to determine if the material meets its specifications, with the exception of sterility and pyrogen testing. (CFR 211.170b).

  5.
  Routine Stability

  a.
  PATHEON is responsible for maintaining a routine stability testing program for the PRODUCTS and will provide a stability report to CEPHALON [**]. At a minimum [**] of each strength and in each package type will be placed on stability each year. The stability program will generally follow ICH guidelines. The stability protocol or any changes must be approved by Cephalon.

  b.
  Stability Failures—Any confirmed problems that arise as a result of the stability program will be immediately communicated by PATHEON to Cephalon.

  c.
  In the event that the MSA is terminated, PATHEON will continue to provide Cephalon with stability data supporting the acceptability of the Product until [**].

        C. Quality Assurance

  1.
  Deviations and Investigations

  a.
  Deviations—Any deviation from the process during manufacture must be carefully explained and documented in the batch records, justified, and approved by PATHEON Quality Assurance and Production Managers and included in the document package. Deviations that have the potential for product impact will be forward to Cephalon for Approval within [**] following review by Patheon QA.

  2.
  Confirmed Out-of-Specification (OOS) Investigations

  a.
  PATHEON is responsible for investigating any testing performed that yields a confirmed out of specification result and to communicate to Cephalon within [**]. Each investigation will be reviewed by PATHEON's designated Quality person, and will follow the procedure established in the relevant PATHEON Standard Operating Procedure.

  3.
  Specification Failures Investigations—PATHEON is responsible for investigating any test result or in-process test, which fails to meet specifications and to communicate this finding to Cephalon within [**]. Each investigation will be reviewed and approved by PATHEON's designated Quality person and by Cephalon. The investigation must document the impact of any failure on the safety, efficacy, or quality of the PRODUCT. Disposition of this product (accept, reject, reprocess, etc.) will be made based on the result of the investigation.

  a.
  PATHEON will notify CEPHALON of any batch of PRODUCTS rejected by PATHEON within [**].

  b.
  PATHEON will notify CEPHALON within [**] if any problems are discovered that may impact PRODUCTS batch(s) previously shipped to CEPHALON. Any additional testing and activity required to support the above investigations will be the responsibility of PATHEON.

  4.
  Batch Disposition—For each batch PATHEON will provide, to Cephalon:

  a.
  A Certificate of Analysis (see Schedule C for definition)

  b.
  A Certificate of Compliance (see Schedule C for definition)

  c.
  Copies of any exception documents (NCMRs, deviations, re-inspections, reworks, etc.) associated with the batch including the associated investigations.

**
Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

  5.
  Product Release

      Release of the PRODUCTS is the absolute responsibility of CEPHALON Quality and will be undertaken by Cephalon based on CEPHALON's internal procedures, the documentation package provided by PATHEON, and completion of any release testing required by CEPHALON Quality Control. Any problem discovered by Cephalon likely to cause rejection of the PRODUCTS will be communicated to PATHEON within [**] from receipts of the documentation package provided by PATHEON. Product will initially be approved by PATHEON QA and placed in quarantine inventory. These lots will be held pending subsequent approval by CEPHALON QA.

  6.
  Product Complaints and Recalls

  a.
  Product Complaints—CEPHALON is responsible for receiving and initially investigating any PRODUCTS complaints. CEPHALON will notify PATHEON of any problems thought to be due to manufacture, which are found during distribution of the product. When requested by CEPHALON, PATHEON will promptly perform investigations for these problems. Investigation reports will be forwarded to CEPHALON within [**].

  b.
  Product Recall—CEPHALON is responsible for instituting a PRODUCT recall due to any defect considered sufficiently serious. CEPHALON will notify PATHEON of any recall, which may be due to the manufacturing of PRODUCTS. PATHEON will provide a rapid initial response and provide full support for product recall. CEPHALON will be responsible for any customer notification required by a recall.

  7.
  Records Retention

  a.
  PATHEON will retain, at a minimum, batch production records for the PRODUCTS and materials through the expiry date of the PRODUCTS plus one year.

  b.
  At the request of Cephalon, Patheon agrees to provide a copy of any of the executed batch documents relating to Products to Cephalon by facsimile or courier within two business days.

  8.
  QA Presence in the Manufacturing Facility

      PATHEON will maintain adequate QA presence in the manufacturing facility during the manufacture of the PRODUCTS to ensure compliance with GMPs.

        D. Regulatory Compliance

  1.
  Regulatory Inspections

  a.
  PATHEON will immediately inform CEPHALON of any FDA inspections that may involve the PRODUCT.

  b.
  PATHEON will immediately provide CEPHALON with copies of responses to any FDA audits that impact CEPHALON's product.

  c.
  CEPHALON will inform PATHEON in writing of any FDA issue that impacts PATHEON's ability to manufacture the PRODUCTS.

  2.
  Regulatory Actions

  a.
  CEPHALON will notify PATHEON of any regulatory actions on the PRODUCTS that may impact PATHEON.

  b.
  PATHEON is responsible for supporting all batch record investigations associated with regulatory actions.

**
Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

    c.
    PATHEON agrees to supply CEPHALON with any manufacturing, testing or storage data within [**], if requested, as the result of a regulatory inspection, or a potential regulatory exposure, such as a recall or significant product complaint.

  3.
  Audits by CEPHALON

  a.
  CEPHALON will be allowed to audit or observe PATHEON manufacturing facilities in accordance with the MSA.

  b.
  PATHEON will permit CEPHALON Quality to perform [**] standard GMP compliance [**] per year.

  c.
  An exit meeting will be held with representatives from PATHEON and CEPHALON to discuss significant audit observations.

  d.
  CEPHALON will provide a written report of all observations within [**] to PATHEON. Within [**] of the audit report receipt, PATHEON will provide a written response to all findings that details corrective action to be implemented. PATHEON will follow up to ensure that all corrective actions are implemented.

        E. Dispute Resolution

          In the event that a dispute arises between PATHEON and CEPHALON in the nonconformity of a batch of the PRODUCTS, the appropriate Quality management from both companies shall in good faith promptly attempt to reach an agreement. Whatever the outcome, CEPHALON Quality retains the right to determine Product disposition. Financial liability is determined in accordance with the MSA.

        F. Change Management

  1.
  Controlled Documentation

  a.
  All manufacturing and testing will be performed in accordance with the specifications listed in the MSA. These specifications will be approved by PATHEON and CEPHALON.

  b.
  Any changes to these specifications will be approved by PATHEON and CEPHALON prior to implementation.

  1)
  Cephalon will route and approve revised specifications in accordance with CEPHALON document approval practices.

  2)
  CEPHALON's QA representative will sign the PATHEON Change Request form indicating CEPHALON approval.

  3)
  Any special instructions required to implement a specific change request (CR) such as hold pending prior FDA approval, perform stability testing, etc. will be attached to the CR when returned to PATHEON.

  2.
  Change Control Process

  a.
  Changes initiated by PATHEON will use the PATHEON change control procedure and will be subsequently approved by Cephalon prior to implementation.

  b.
  Changes initiated by CEPHALON will be submitted in writing to PATHEON. PATHEON will initiate the change request process and the changes will be approved by CEPHALON prior to implementation.

  3.
  Specification Distribution

          Once revised specifications are approved PATHEON will forward copies to CEPHALON.

**
Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        G. Product and Process Validation

          PATHEON shall maintain an appropriate validation program and change control procedures to ensure all applicable:

    •
    Processing equipment and their supporting systems;

    •
    Computer systems;

    •
    Test methods;

    •
    Equipment cleaning

          involved in the manufacture, testing, storage, and distribution of Products are qualified/approved for the specified uses. This program shall include facilities/utilities that directly support related manufacturing operations. Computer systems that involve a product's conformance to specifications, lot traceability, and/or the ability of PATHEON to meet any regulatory requirements must also be validated. PATHEON shall have appropriate validation protocols and/or packages which contain protocol objectives, a description of the product/process/ equipment to be evaluated, parameters to be investigated, test methods, sampling strategy as pertinent, and acceptance criteria.

        H. Annual Product Review, Annual Report and Drug Listing

  1.
  Annual Product Review

          PATHEON shall complete an Annual Product Review (APR) of batch records and test reports for each Product lot completed. This APR shall list all lot numbers processed, and a written review summary of products quality performance parameters, including complaints, recalls, returned goods, exception reports with associated corrective actions, and trend analysis. CEPHALON will develop the complaint, recall, and returned goods data for inclusion in the APR, and subsequent submission.

  2.
  Annual Report

          CEPHALON is responsible for preparing any Annual Report as required by applicable regulations, including 21 CFR 314.7(g)(3), 314.81(b)(2), and/or 601.12(d), (f)(3). At least [**] before the Annual Report due date, CEPHALON shall request in writing from PATHEON the chemistry, manufacturing, and controls data required for submission of the Annual Report. PATHEON will provide the requested information to Cephalon within [**].

  3.
  Annual Manufacturing Process Change Report

          CEPHALON is responsible for preparing the Annual Manufacturing Process Change Report as required by 21 CFR 601.12(d). At least [**] before the Annual Report due date, CEPHALON will request in writing from PATHEON the chemistry, manufacturing, and controls data required for submission of the Annual Report. PATHEON will provide the requested information to CEPHALON within [**].

  4.
  Drug Listing

          PATHEON is responsible for drug listing as the manufacturer of the PRODUCTS, while CEPHALON is responsible for drug listing as the distributor of the PRODUCTS. CEPHALON will provide PATHEON with all required information needed by them for their listing.

        I. Shipping Instructions

  1.
  Instructions for Shipping to CEPHALON

**
Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

  2.
  Provigil stock product will be shipped from PATHEON to the following address:

            Cord Logistics, Inc.

            Sullivan S of Cephalon

            15 Ingram Blvd. Suite 100

            LaVergne, TN 37086

  3.
  Provigil samples will be shipped from PATHEON to the following address:

            Promotech

            408 South Pierce Avenue

            Louisville, CO 80027

CEPHALON, INC.
By:
Name:
Title:
Date:
PATHEON
By:
Name:
Title:
Date:

SCHEDULE A
PRODUCT(S)

Product(s)	Galenic Form	Dosage (Strength)
PROVIGIL TABLETS	modafinil	100mg
PROVIGIL TABLETS	modafinil	200mg

SCHEDULE B
QUALITY CONTACTS

Client
Cephalon:	Patheon:
Attention:	Attention:
Fax No.:	Fax No.:
Title	Individual	Phone	Fax	E-Mail
Contract Management	[**]	[**]	[**]	[**]
Schedules & Forecasts	[**]	[**]	[**]	[**]
Product Complaints	[**]	[**]	[**]	[**]
Medical	[**]	[**]	[**]	[**]
Documentation	[**]	[**]	[**]	[**]
Labeling	[**]	[**]	[**]	[**]
Regulatory	[**]	[**]	[**]	[**]
Technical Support	[**]	[**]	[**]	[**]
Quality	[**]	[**]	[**]	[**]
Cert Approval	[**]	[**]	[**]	[**]

**  Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SCHEDULE C
Release Documentation

A Certificate of Analysis (C of A)

        This document will include the name of the PRODUCT, the batch number, and the date of manufacture. The C of A will also list the acceptance criteria for each release test performed and the associated result for each test, along with the test identifier number (Standard Test Method). The C of A will be signed by an appropriate QA representative.

Certificate of Compliance (C of C)

        This document will attest to the fact that the batch of Products was made in accordance with the master batch records, the relevant product specifications and the related Basic Operating Procedures. This C of C will include the batch quantity approved, the batch yield, and the expiration date. It will also include a listing of all exception documents (deviations, Non-conformances, re-inspection, etc.) associated with the batch. The C of C will be signed by an appropriate QA representative.

SCHEDULE H
CEPHALON'S TRADEMARKS

Cephalon®

Provigil®

QuickLinks

Manufacturing Services Agreement January 1, 2003
Table of Contents
MANUFACTURING SERVICES AGREEMENT
ARTICLE 1 INTERPRETATION
ARTICLE 2 PATHEON'S MANUFACTURING RESPONSIBILITIES
ARTICLE 3 CEPHALON'S OBLIGATIONS
ARTICLE 4 CONVERSION FEES AND COMPONENT COSTS
ARTICLE 5 ORDERS, DELIVERY, INVOICING, PAYMENT, PRODUCT DEFICIENCIES
ARTICLE 6 CO-OPERATION
ARTICLE 7 TERM AND TERMINATION
ARTICLE 8 REPRESENTATIONS, WARRANTIES AND COVENANTS
ARTICLE 9 REMEDIES AND INDEMNITIES
ARTICLE 10 CONFIDENTIALITY
ARTICLE 11 DISPUTE RESOLUTION
ARTICLE 12 TRADEMARKS
ARTICLE 13 MISCELLANEOUS
SCHEDULE A PRODUCTS, MINIMUM RUN QUANTITY, MINIMUM ANNUAL VOLUME AND FEES
SCHEDULE B STABILITY TESTING FEES
SCHEDULE C ACTIVE MATERIALS
SCHEDULE D ACTIVE MATERIALS VALUE
SCHEDULE E BATCH NUMBERING AND EXPIRATION DATES
SCHEDULE F TECHNICAL DISPUTE RESOLUTION
SCHEDULE G FORM OF TECHNICAL AGREEMENT
ARTICLE 13 TECHNICAL AGREEMENT
ARTICLE 14 COMPLIANCE BETWEEN PRODUCT REGISTRATION AND THE MANUFACTURING PROCESS
ARTICLE 15 BATCH RELEASE
ARTICLE 16 BATCH DOCUMENTATION
ARTICLE 17 STABILITY
ARTICLE 18 VALIDATION
ARTICLE 19 GENERAL
SCHEDULE A PRODUCT(S)
SCHEDULE B QUALITY CONTACTS
SCHEDULE C Release Documentation
SCHEDULE H CEPHALON'S TRADEMARKS